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                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We hereby consent to the use in the Prospectus constituting a part of Chancellor Media Corporation of Los Angeles' Registration Statement on Form S-4 of our report dated September 17, 1998, relating to the financial statements of the Outdoor Advertising Division of Whiteco Industries, Inc., which are contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                BDO Seidman, LLP

Chicago, Illinois

April 23, 1999